Exhibit 99.1

Kineta to Participate in JMP Securities Hematology and Oncology Summit

Seattle, WA — (November 29, 2022) Kineta, Inc. (“Kineta” or the “Company”), a clinical-stage biotechnology company focused on developing next-generation immunotherapies to address cancer immune resistance, announced today that the Company will present at the JMP Securities Hematology and Oncology Summit, a virtual investor event to be held from December 6-7, 2022. Shawn Iadonato, Ph.D., Kineta’s Chief Executive Officer, will present a corporate update and overview of KVA12123 (formerly referred to as KVA12.1), Kineta’s VISTA blocking immunotherapy. Kineta’s management team will also be available for virtual one-on-one meetings during the conference. For more information on the conference or to register, visit: https://jmp-hs.ljfevents-rsvp.com/registration/

Presentation Details:

Presentation Date: December 6, 2022

Presentation Time: 1:00-1:15 P.M. Eastern Time

A copy of the presentation will be available on the Kineta website under Events & Presentations after the conference on December 6, 2022: https://kinetabio.com/investors/

The summit will feature industry experts revisiting important takeaways from the recent European Society for Medical Oncology Immuno-Oncology Congress (ESMO) and Society for Immunotherapy of Cancer (SITC) Annual Meeting and offer the latest perspectives on developing therapeutics for solid tumors and hematological malignancies.

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Kineta is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on Twitter, LinkedIn and Facebook.

PiiONEER™ Platform is aimed at developing fully human antibodies to address the major mechanisms of cancer immune resistance including immuno-suppression, exhausted T cells and poor tumor immunogenicity. Utilization of the PiiONEER™ Platform is designed to result in novel, well-characterized innate immuno-oncology lead antibody therapeutics that can be efficiently advanced into formal investigational new drug (IND)-enabling and clinical studies.

KVA12123 (formerly referred to as KVA12.1) is expected to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12123 may be an effective immunotherapy for many types of cancer including NSCLC (lung), colorectal, renal cell carcinoma, head and neck, and ovarian. These initial target indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material with respect to the proposed transactions between Yumanity Therapeutics, Inc. (“Yumanity”) and Kineta and between Yumanity and Janssen Pharmaceutica NV (“Janssen”). In connection with the proposed transactions, on August 29, 2022, Yumanity filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed with the SEC on October 3, 2022, Amendment No. 2 to the Initial Registration Statement filed with the SEC on October 24, 2022 and Amendment No. 3 to the Initial Registration Statement filed with the SEC on November 4, 2022 (together with the Initial Registration Statement, the “Registration Statement”), which contains a preliminary proxy statement and prospectus. The Registration Statement has been declared effective by the SEC on November 10, 2022. Yumanity subsequently filed the definitive proxy statement/prospectus (the “Proxy Statement”) on November 10, 2022, which is being mailed to Yumanity stockholders of record as of the close of business on November 4, 2022. Investors and securityholders of Yumanity and Kineta are urged to read these materials when they become available because they contain important information about Yumanity, Kineta and the proposed transactions. This press release is not a substitute for the Registration Statement, the Proxy Statement or any other documents that Yumanity may file with the SEC or send to securityholders in connection with the proposed transactions.

Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Yumanity’s website at www.yumanity.com, on the SEC’s website at www.sec.gov or by directing a request to Yumanity’s Investor Relations at (212) 213-0006 ext. 331.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Each of Yumanity, Kineta and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Yumanity in connection with the proposed transactions. Information about the executive officers and directors of Yumanity is set forth in Yumanity’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 25, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies for the stockholders of Yumanity, is set forth in the Proxy Statement and will be set forth in any other relevant documents to be filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, including, without limitation, statements regarding Kineta’s plans for pre-clinical and clinical studies, regulatory filings, investor returns and anticipated drug effects in human subjects; statements regarding the proposed merger between Yumanity and Kineta and the proposed asset sale to Janssen, including whether and when the transactions will be consummated; statements about the structure, timing and completion of the proposed transactions; and other statements that are not historical in nature. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties inherent in Kineta’s business which could significantly affect expected results, including, without limitation, progress of drug development, ability to raise capital to fund drug development, clinical testing and regulatory approval, developments in raw material and personnel costs and legislative, fiscal and other regulatory measures. All forward-looking statements are qualified in their entirety by this cautionary statement. Except as required by law, Kineta undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Kineta, Inc. :

Jacques Bouchy

EVP Investor Relations & Business Development

+1 206-378-0400

jbouchy@kineta.us

Investor Relations:

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com

Source: Kineta, Inc.